EXHIBIT 10.40

                        ADDENDUM TO LEASE

The following is an addendum dated February 10th, 1998, to the lease between the landlord of the Nationalwide Finance
Corporation and Firestone Publishing Inc. as the Tenant occupying
Suite 420 at 14411 Commerce Way, Miami Lakes, Florida 33014.

All terms and conditions referenced in the original lease between the parties as referenced above shall remain the same except as herein modified.

1. Tenant will be adding an additional 960 square feet known as suite 305 at The Dolphin Building.

2. Tenant's new monthly rend will increase by the pro-rata increase of the square footage.

3. The new rental amount will be as follows:
Rent = $4,822.67 + $1,280.00 = $6,102.67 + sales tax
Cam = $139.77 + $36.80 = $176.57
960 square feet x $16.00 per foot = $15,360.00 - 12 months = $1,280.00
960 square feet x $.46 per foot = $441.60 - 12 months = $36.80

4. Tenant will accept the additional space once it has been painted, carpeted & with additional outlets.

5. Tenant's new rental increase will be effective with completion of Item #4.

6. This executed addendum shall become a part of the original lease document and all other terms and conditions not referenced herein shall remain the same.

/S/ Witness                           /s/ Firestone Publishing
Inc. - Tenant
                                      By: Walter Weidenbaum,
Pres.
Date: 2/23/98

                                      Nationalwide Finance Corp.